UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 15, 2005

SCOTIA PACIFIC COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-63825	68-0414690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California	95565
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Pacific Lumber Company ("Palco"), the Registrant's parent, has advised the Registrant that, on April 15, 2005, Palco and its subsidiary, Britt Lumber Co., Inc., as borrowers, received an extension through April 22, 2005 of previously announced limited waivers of a default under the Credit Agreement of Palco dated as of January 23, 2004, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2005	SCOTIA PACIFIC COMPANY LLC
		By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary & Senior Assistant General Counsel